Exhibit 10.1

                              ASSIGNMENT AGREEMENT

THIS AGREEMENT dated for reference the 15th day of January, 2010

BETWEEN:

               AMERICAN EAGLE ENERGY INC., 27 North 27th Street, Suite 21G, Billings, Montana 59101

               (the "Assignee")

AND:

               MURRAYFIELD LIMITED, Conference House, 152 Morrison Street, The Exchnage Edinburgh EH3 8E8 United Kingdom

               ("Murrayfield" or the "Assignor")

WHEREAS:

A. Lexaria Corp. and Murrayfield entered into an assignment agreement dated October 2, 2009, attached hereto as Exhibit "A" (the "Original Assignment Agreement") wherein Murrayfield had acquired from Lexaria the "Assigned Interest" as defined therein, in regards to the PP F-12-4 well in the Belmont Lake Field in Wilkinson County, Mississippi; and

B. Murrayfield wishes to assign to the Assignee all of Murrayfield's right, title and interest in and to the Original Assignment Agreement and the Assigned Interest in accordance with the terms of this Agreement (the "Assignment").

NOW THEREFORE, in consideration of the sum of US$150,000.000 now paid by the Assignee to the Assignor (the receipt and sufficiency of which are hereby acknowledged by the Assignors), the Assignors covenant and agree as follows:

THE ASSIGNMENT AND ACCEPTANCE

1. Murrayfield hereby unconditionally forever assigns and transfers to the Assignee all of Murrayfield's right, title and interest in and to the Original Assignment Agreement and the Assigned Interest and all benefits and advantages to be derived therefrom (the "Assignment").

2. The Assignor represents and warrants to the Assignee, with the knowledge that the Assignee relies upon same in entering into this Agreement, that:

     (a) the Assignor owns the Assigned Interest and its rights under the Original Assignment Agreement free and clear of all liens, charges or encumbrances;
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     (b)  the  Assignor  has all  requisite  power  and  capacity,  and has duly obtained all requisite authorizations and performed all requisite acts, to enter into and perform their obligations hereunder, they has duly executed and delivered this Agreement and such constitutes a legal, valid and binding obligation of it enforceable against it in accordance with the Agreement's terms, and the entering into of this Agreement and the performance of their obligations hereunder does not and will not result in a breach of, default under or conflict with any of the terms and provisions of any of its constituting documents, any resolutions of their partners, any indenture, agreement or other instrument to which they are a party or by which they are bound or which the Assigned Interest may be subject to, or any statute, order, judgment or other law or ruling of any competent authority;

     (c) the Original Assignment Agreement is in good standing as at the date hereof and no default has occurred therein; and

     (d) the Assignor has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and they are duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by their directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Assignor.

3. The Assignor will at all times hereafter execute and deliver, at the request of the Assignee, all such further documents, deeds and instruments, and will do and perform all such acts as may be necessary or desirable to give full effect to the intent and meaning of this Agreement. Without limiting the generality of the foregoing, the Assignors will execute such financing statements, financing change statements, notices or directions as may be necessary or advisable to cause all pertinent offices of public record to amend their records to show the interests of the Assignee in the Original Assignment Agreement.

4. Each of the parties to this Agreement acknowledges that such party has read this document and fully understands the terms of this Agreement, and acknowledges that this Agreement has been executed voluntarily after either receiving independent legal advice, or having been advised to obtain independent legal advice and having elected not to do so

5. This Agreement will enure to the benefit of the Assignee and its successors and assigns, and will be binding upon the Assignor and its successors and assigns.

6. This Agreement will be governed by and construed in accordance with the laws in force in the State of Nevada and the parties submit to the non-exclusive jurisdiction of the courts of State of Nevada in any proceedings pertaining to the Assignment or this Agreement.

7. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts will be construed together and will constitute one and the same agreement.
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                                      -3-


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

AMERICAN EAGLE ENERGY INC.


Per: /s/ signed
    --------------------------------------------
    Authorized Signatory

MURRAYFIELD LIMITED


Per: /s/ signed
    --------------------------------------------
    Authorized Signatory
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                                      -4-


                                    EXHIBIT A

                              ASSIGNMENT AGREEMENT

                              ASSIGNMENT AGREEMENT

THIS ASSIGNMENT is made effective as of this 2nd day of October, 2009

BETWEEN:

               LEXARIA CORP., a company incorporated under the laws of the State of Nevada, having a business office at #604 - 700 West Pender, Vancouver, British Columbia, Canada V6C 1G8

               (the "ASSIGNOR," or, "LEXARIA")

AND:

               MURRAYFIELD LIMITED, Conference House, 152 Morrison Street, The Exchange Edinburg EH3 8E8 United Kingdom

               (the "ASSIGNEE")

WHEREAS:

A. The Assignor and the Assignee are in the business of natural resources exploration and development;

B. Lexaria has entered into a farmout, option and participation letter agreement dated December 21, 2005 (the "Head Agreement"), a copy of which is attached as Exhibit I hereto, with Griffin & Griffin Exploration L.L.C. ("Griffin") with respect to the following property:

     (1)  Belmont Lake Field, Wilkinson County, Mississippi, Section 41-T2N-R4W

C.   Lexaria currently has the right to earn:

     (1) a 32% (gross) and 20.802815% (net) working interest in the Belmont Lake PP F-12-4 horizontal well until such time the well achieves 500% revenue payout (as more particularly described below), at which time this interest ceases as per the joint operating agreement.

D. On or about August 13, 2009, the Assignor entered into an Authorization For Expenditure agreement (the "AFE") with Griffin, a copy of which is attached as Exhibit II hereto, to participate in the drilling and completion of the PP F-12-4 well by paying a 32% share of the costs of drilling and completing the PP F-12-4 well as per the AFE; and
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                                      -6-


E. The Assignee wishes to purchase from the Assignor and the Assignor wishes to sell to the Assignee a revenue interest of 36.101498% of a 32% share of the Assignor's net revenue after field operating expenses from the PP F-12-4 well (the "Assigned Interest");

F. In consideration for the Assigned Interest the Assignee has agreed to pay to the Assignor:

     (a) 48.13533% of the Assignor's costs currently budgeted at $311,621.44 but subject to revision by Griffin, being an amount of US$150,000.00 (the "Initial Consideration"); and

     (b) 48.13533% of the Assignor's 32% share of PP F-12-4 well costs from time to time for infrastructure, pipes, tanks, compressors, trucking, etc, as recommended for expenditure by Griffin (the "Subsequent Consideration"); and,

G. Upon the terms and subject to the conditions set forth in this Assignment, the consent of Griffin with respect to the Assignment herein having been obtained, the Assignor wishes to assign and the Assignee wishes to accept the assignment of the Assigned Interest as shown above in and to the Participation Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1. The Assignor hereby assigns, transfers and sets over to the Assignee, effective as of the date hereof, all proportionate rights, interest and benefits in the Assigned Interest held by or granted to the Assignor in and to the Participation Agreement between the Assignor and Griffin but limited to a gross 500% revenue payout based on the total amount paid under the Initial Consideration and the Subsequent Consideration after which all rights, interests and benefits cease; and details of which are referenced in the attached Exhibit II. The Assignee hereby acknowledges and agrees that the Assignor is making no representation or covenant as to whether any oil revenue will be recovered from the Assigned Interest.

2.   The   Assignee   hereby   agrees  to  pay  to  the   Assignor  the  Initial
     Consideration, within 5 days of the signing of this Assignment.

3. The Assignee hereby agrees to pay to the Assignor the Subsequent Consideration as required and or demanded by the Assignor. In the event the Assignee does not provide the Subsequent Consideration within five (5) business days, Griffin shall withhold such amount of revenue from the Assigned Interest in order to satisfy the then amount outstanding of the Subsequent Consideration.

4. The Assignor warrants and represents to the Assignee that as of the date of this Assignment, the Participation Agreement is in full force and effect, without modification or amendment, that the Assignor has the full right and
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                                      -7-


     authority to assign the Assigned Interest and all of the Assigned Interest's rights, interest and benefits held by or granted to the Assignor in and to the Participation Agreement and that such rights, interest and benefits assigned to the Assignee herein are free of lien, encumbrance or adverse claim.

5. The Assignee hereby assumes and agrees to perform all obligations of the Assignor with respect to the Assigned Interest under the Participation Agreement and guarantees to hold the Assignor harmless from any claim or demand of any kind made hereunder.

6. This Assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns.

7. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purpose of this Assignment.

8. This Assignment may not be amended except by an instrument in writing signed by each of the parties.

9. This Assignment and the Exhibit hereto contain the entire agreement between the parties with respect to the subject matter hereof and supercede all prior arrangements and understandings, both written and oral, express or implied, with respect thereto. Any preceding correspondence or offers are expressly superceded and terminated by this Assignment.

10. All notices and other communications required or permitted under this Assignment must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally recognized courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to the Assignor                If to the Assignee                       If to Griffin

604 - 700 West Pender St.         Conference House,                        LeFleur's Gallary
Vancouver BC V6C 1G8              152 Morrison Street, The Exchange        P.O. Box 12274
604.602.1633 ph                   Edinburg EH3 8E8                         Jackson, MS, 39236
604.602.1625 fax                  United Kingdom                           601.713.1146 ph
                                                                           601.713.1175 fax

11. This Assignment will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada as applicable to contracts made and performed therein.

12. This Assignment may be executed in one or more counterparts, all of which will be considered one and the same Assignment and will become effective
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                                      -8-


     when one or mare counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

13. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

14.  Time is of essence in this Assignment.

IN WITNESS WHEREOF the parties have executed this Assignment as of the day and year first above written.

ASSIGNOR                                  ASSIGNEE

LEXARIA CORP.                             MURRAYFIELD LIMITED


Per:                                      Per: /s/ signed
    -----------------------------------       ----------------------------------
    Authorized Signatory                      Authorized Signatory

Name:  Bal Bhullar                        Name:
Title: CFO, Director                      Title:


Per: /s/ signed
    -----------------------------------
    Authorized Signatory

Name:  Chris Bunka
Title: CEO, Chair